UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2014

ANTERO RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On September 8, 2014, Antero Resources Corporation (the “Company”) entered into a Thirteenth Amendment (the “Thirteenth Amendment”) to its Fourth Amended and Restated Credit Agreement with the lenders party thereto and J.P. Morgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).  The Thirteenth Amendment provides that the borrowing base under the Credit Agreement shall be reduced by $250 for each $1,000 in stated principal amount of senior notes issued by any credit party under the Credit Agreement, provided that no such reduction shall be required with respect to up to $1.0 billion of senior notes issued between September 8, 2014 and the next scheduled redetermination of the borrowing base.

A copy of the Thirteenth Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The description of the Thirteenth Amendment contained herein is qualified in entirety by the full text of such instruments.

Relationships

Certain parties to the Thirteenth Amendment, or their respective affiliates (collectively, the “Banks”), perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In addition, Wells Fargo Bank, National Association, is the trustee for each outstanding series of the Company’s senior notes.  The Banks may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business, for which they will receive fees and expenses.

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1

Thirteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 8, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

By:	/s/ Glen C. Warren, Jr.
Glen C. Warren, Jr.
President, Chief Financial Officer and Secretary

Dated: September 10, 2014

EXHIBIT INDEX

Exhibit Number	Description

10.1

Thirteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of September 8, 2014, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and J.P. Morgan Chase bank, N.A., as Administrative Agent.